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                                                                    EXHIBIT 99.5



                            CERTIFICATE OF INCREASE
                                       OF
                                SHARES DESIGNATED
                                       AS
                     SERIES A-1 CONVERTIBLE PREFERRED STOCK



                                    * * * * *



        Next Level Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        That a Certificate of the Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock, was filed in said office of the Secretary of State on June 25, 2002 (the "Certificate of Designations").

        That the Board of Directors of said corporation at a meeting held on September 11, 2002 duly adopted a resolution authorizing and directing an increase in the number of shares designated as Series A-1 Convertible Preferred Stock of the corporation, from 500,000 shares to 750,000 shares, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

        That the record holders of a majority of the outstanding shares of Series A-1 Convertible Preferred Stock voting together as a separate class have approved the increase in the number of shares designated as Series A-1 Convertible Preferred Stock of the corporation, from 500,000 to 750,000 shares, in accordance with Section B.5.b.(2) of the Certificate of Designations and
Section 242 of the General Corporation Law of the State of Delaware.

        This Certificate of Increase of Shares shall be effective on September 26, 2002.



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        IN WITNESS WHEREOF, Next Level Communications, Inc. has caused this
Certificate of Increase of Shares to be signed by Keith A. Zar, its Secretary, this 26th day of September, 2002.



                                             /s/ Keith A. Zar
                                             -----------------------------------
                                             Name:   Keith A. Zar
                                             Title:  Secretary